UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2015
BLOX, INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53565	20-8530914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 1500, 701 West Georgia St., Vancouver, British Columbia	V7Y 1G5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(604) 696-4236
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2015, Nancy Zhao, CPA, CGA, has been appointed as Chief Financial Officer of the Company.  Ms. Zhao, Age 45, is a Certified General Accountant with over seven years of experience with various industries including mining, realtor developer, property management, sports entertainment, hockey pool website, marketing and farming.  She is currently Manager of Financial Reporting with Samina Capital Ltd. in Vancouver, BC.  Samina Capital provides corporations with consulting services in the area of finance.

Family Relationships

There are no family relationships among the directors or officers.

Certain Related Transactions and Relationships

Since the beginning of its fiscal year ended March 31, 2015, the Company has not been a party to any transaction, proposed transaction, or series of transactions in which Ms. Zhao or any member of her immediate family has had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOX, INC.
/s/ Ronald Renne
Ronald Renne
Chairman
Date: September 10, 2015